Exhibit 99.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

November 20, 2017

Ms. Ann E. Misback

Secretary

Board of Governors of the Federal Reserve System

20th Street and Constitution Avenue, N.W.

Washington, D.C. 20551

Re:	Notice of Change in Control of CapStar Financial Holdings, Inc.

Dear Ms. Misback:

On behalf of our client, CapStar Financial Holdings, Inc., of Nashville, Tennessee (“CapStar”), we write to oppose the notice filed by Gaylon M. Lawrence under the Change in Bank Control Act (the “CBCA”) to retain 10% or more of the outstanding shares of CapStar and to acquire up to 15% of the company’s stock. As discussed below, Mr. Lawrence acquired and now holds CapStar shares in willful violation of federal and state securities and banking laws. Accordingly, it is incumbent on the Federal Reserve to:

•	reject Mr. Lawrence’s filing outright;

•	direct Mr. Lawrence to immediately divest all illegally acquired CapStar shares; and

•	issue a cease-and-desist order against Mr. Lawrence and order that he pay civil monetary penalties for his willful violations of the banking laws.

Ms. Ann E. Misback

November 20, 2017

I.	Mr. Lawrence is in clear and ongoing violation of the CBCA.

There is no question that Mr. Lawrence (whether acting alone or in concert with The Lawrence Group) is in ongoing violation of the CBCA. Mr. Lawrence has previously attempted a hostile acquisition, when he tried and failed to acquire U.S. Sugar. Ex. 1 at 2. Now he is at it again. This time, after making two unsuccessful attempts to acquire control of CapStar in 2016, Mr. Lawrence and The Lawrence Group have acquired control of more than 10% of CapStar’s stock without providing prior written notice to the Federal Reserve and obtaining its approval to cross that key threshold. Even after he and The Lawrence Group were alerted to this CBCA violation by regulators, and after CapStar filed suit against them in the United States District Court for the Middle District of Tennessee, Ex. 2, Mr. Lawrence and The Lawrence Group blithely ignored these objections and have persisted in their violations of law. See Ex. 4 at 3.

Prior notice to regulators is at the core of the CBCA’s requirements. Under the CBCA, “[n]o person . . . shall acquire control of any insured depository institution . . . unless the [Federal Reserve] has been given sixty days’ prior written notice of such proposed acquisition and within that time period the agency has not issued a notice disapproving the proposed acquisition or, in the discretion of the agency, extending for an additional 30 days the period during which such a disapproval may issue.” 12 U.S.C. § 1817(j)(1) (emphasis added). The Federal Reserve’s implementing regulation, Regulation Y, clearly states that a proposed acquisition of “10 percent or more of any class of voting securities of” a publicly traded bank, such as CapStar, gives rise to a presumption of control, requiring prior notice to the Federal Reserve. 12 C.F.R. § 225.41(c)(2).

Having violated the CBCA, Mr. Lawrence now seeks the Federal Reserve’s permission to “retain” the 10% or more of CapStar that he acquired and continues to hold in contravention of the CBCA. Change in Bank Control Notices, 82 Fed. Reg. 51629-01 (Nov. 7, 2017). Neither the CBCA nor its implementing regulations permits a person to acquire stock in violation of the law and then request after-the-fact forgiveness to “retain” control of their illegally acquired stock. See 12 U.S.C. § 1817(j); 12 C.F.R. § 225.41. While the Federal Reserve has made exceptions where a mutual fund or similar institutional investor unwittingly violates the statute, this is no such case. Mr. Lawrence is not a passive investor; he is an aggressive acquiror who maintains controlling interests in other banks and is represented by counsel. In other words, he is far from passive and knows the rules. Indeed, after CapStar filed suit, The Lawrence Group’s spokesman admitted just that, telling the Nashville press that Mr. Lawrence and The Lawrence Group consulted legal counsel “throughout the process.” Ex. 3 at 1 (assuring The Tennessean that Mr. Lawrence and The Lawrence Group “had legal advice throughout the process”).

Mr. Lawrence and The Lawrence Group have ignored — and continue to ignore — the requirements of the CBCA, all apparently as part of an effort to gain a tactical advantage in their ongoing campaign to control CapStar. And when the Federal Reserve learned of their unlawful conduct and promptly requested that they cease buying CapStar stock and immediately submit a CBCA notice, Mr. Lawrence and The Lawrence Group falsely told the Nashville press that the regulators had already approved their conduct. Ex. 5 at 2. They also misleadingly characterized their CBCA application as a simple request to increase their position in CapStar (from 10% to 15%), omitting any mention of the fact that they are in current violation of the CBCA and have

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November 20, 2017

accordingly requested permission to “retain” the stock they acquired in contravention of that law. Mr. Lawrence and The Lawrence Group have also denied any wrongdoing and have actually suggested that the Federal Reserve and Tennessee regulators have approved their actions. For example, after CapStar filed suit against Mr. Lawrence and The Lawrence Group, Mr. Lawrence’s spokesperson told the Nashville Post that neither Mr. Lawrence nor The Lawrence Group “is violating any laws” and proclaimed that they “have cleared their activities with attorneys as well as Federal Reserve and Tennessee Department of Financial Institutions officials.” Ex. 5 at 2; see also Ex. 6 at 1. Given their belated notice to the Federal Reserve and the other facts set out above, the veracity of that statement is dubious at best.

Bending the rules for Mr. Lawrence and The Lawrence Group by granting in effect a retroactive approval would send exactly the wrong message to the public and the investment community: that acquirors can knowingly disregard the requirements of the federal banking laws, exercise control over banks without obtaining prior regulatory approval, and then request forgiveness. But the CBCA was not intended to be an after-the-fact rubber stamp for prospective controllers of banks — on the contrary, Congress enacted it to ensure the safety and soundness of U.S. financial institutions by mandating that state and federal regulators “conduct an investigation of the competence, experience, integrity and financial ability” of potential controllers prior to any change in control. 12 U.S.C. § 1817(j)(2). The importance of this detailed vetting process applies with special force where, as here, a hostile acquiror seeks permission from the Federal Reserve while in ongoing violation of the federal banking laws, and despite having made no attempt to cure his violations by reducing his CapStar investment.

For these reasons, Mr. Lawrence’s application to “retain” control of CapStar violates the CBCA and should be rejected on its face. The Federal Reserve should refuse to process it and order Mr. Lawrence to divest his illegally acquired CapStar shares. Moreover, his outright — and even today, still ongoing — refusal to comply with federal and state banking laws warrants a cease-and-desist order against him. 12 U.S.C. § 1818(b) (providing for cease-and-desist proceedings if regulators have “reasonable cause to believe that [a] depository institution . . . is violating or has violated, or . . . is about to violate, a law, rule, or regulation . . . in connection with any action on any application, notice, or other request”); see also 12 C.F.R. § 238.6 (granting the Board of Governors authority to institute cease-and-desist proceedings and order the payment of civil monetary penalties in response to CBCA violations).

II.	The Lawrence Group is a sham that opens the door to the control of banks by industrial companies and private equity.

More fundamentally, Mr. Lawrence owns his controlling interests in CapStar and at least six other banks through a sham structure designed to evade the Bank Holding Company Act (the “BHCA”), 12 U.S.C. § 1841 et seq. Under the BHCA, any company that “controls” or “directly or indirectly exercises a controlling influence” over a bank or bank holding company must itself register as a bank holding company, limit itself to financial activities and investments and submit to supervision by the Federal Reserve. Id. § 1841(a)(1)-(2); § 1843(a); 12 C.F.R. § 225.21(a). A “company” under the BHCA includes “any corporation, partnership, business trust, association, or similar organization.” 12 U.S.C. § 1841(d). An entity such as The Lawrence Group that holds itself out to the public, does business as a distinct entity and otherwise fulfills the

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November 20, 2017

requirements to be deemed a partnership or an association under state or common law is clearly a company for this purpose. Mr. Lawrence himself identifies The Lawrence Group as a “holding company” in his Section 13D securities filings. Exs. 13-17. The Lawrence Group has been continuously doing business since as early as 2008. Ex. 1. Moreover, it has a business address and multiple employees. Exs. 7, 10. Indeed, when Mr. Lawrence made an offer to acquire CapStar on Lawrence Group letterhead, he even offered to have CapStar meet with The Lawrence Group’s “leadership team.” Ex. 8 at Ex. 1.

As the Federal Reserve noted in its foundational policy statement on equity investments in banks (the “Policy Statement”), the BHCA “effectively prevents commercial firms and companies with commercial interests from also exercising a controlling influence over a banking organization.” FRRS 4-820, 2011 WL 5508482, at *2. A company has a controlling influence if it is “able to exercise an amount of influence over a banking organization’s management or policies that is significant but less than absolute control in fact of the banking organization.” Id. at *1.

Mr. Lawrence attempts to sidestep these requirements by claiming that he controls the banks in his individual capacity and not through The Lawrence Group, even though The Lawrence Group manages and oversees the banks. Yet because The Lawrence Group controls banks under the BHCA and the Federal Reserve’s implementing regulations, Mr. Lawrence cannot apply to “retain” his shares in CapStar under the CBCA — that path is unavailable to him. See 12 U.S.C. § 1841(a); 12 C.F.R. § 225.41. Instead, he must satisfy the far more rigorous criteria to register The Lawrence Group as a bank holding company — and The Lawrence Group cannot meet that criteria. Most importantly, bank holding companies cannot as a rule engage in nonfinancial activities. See 12 U.S.C. § 1843(a); 12 C.F.R. § 225.21(a). But as reported to the Nashville Chamber of Commerce, The Lawrence Group holds substantial industrial enterprises and real estate holdings, including owning and managing “one of the largest row crop farming enterprises in the country . . . [and] own[ing] air conditioning distributorships covering California, Nevada, Utah, Idaho and Florida.” Ex. 7. Either these real estate and industrial interests or the banks must be divested — the BHCA is clear that The Lawrence Group cannot hold both. See 12 U.S.C. § 1843(a); 12 C.F.R. § 225.21(a).

Moreover, because The Lawrence Group operates as a de facto bank holding company in overseeing and managing the banks Mr. Lawrence currently controls, it is prohibited from acquiring or controlling more than 5% of CapStar or any other financial institution without first obtaining approval from the Federal Reserve. See 12 U.S.C. § 1842(a). In addition, Mr. Lawrence and The Lawrence Group are in violation of the Tennessee banking laws analogous to the BHCA. Tenn. Code. Ann. § 45-2-107. Section 45-2-107(a)(3) of the Tennessee Code, for example, provides: “No company that is not a bank holding company shall acquire, form or control a bank.” A “bank holding company” under the Tennessee statute is defined by the federal BHCA. Tenn. Code. Ann. § 45-2-107(a)(1)(B). Thus, for the same reasons The Lawrence Group violates the BHCA, it is also in violation of Tennessee Code Section 45-2-107.

Mr. Lawrence has repeatedly and continually represented to the public that The Lawrence Group is a “holding company” for his banks. His 2016 letter to the Chairman of CapStar’s board of directors proposing to acquire all of CapStar’s outstanding stock, for example, was written on

Ms. Ann E. Misback

November 20, 2017

The Lawrence Group letterhead. Ex. 8 at Ex. 1. Consistent with Mr. Lawrence’s public statements, Lawrence Group employees exert direct control over Mr. Lawrence’s banks. In particular, Jason West, who the Nashville Post describes as “Lawrence’s No. 2” and the “man overseeing many of investor Gaylon Lawrence’s holdings,” Ex. 9 at 1-2, is a director of F&M Financial Corp. in his capacity as “Executive Manager — The Lawrence Group,” Ex. 10 at 3, and he serves as Chairman of Tennessee Bank & Trust’s board of directors, Ex. 11 at 1. According to the Policy Statement, that fact alone establishes that The Lawrence Group exercises a controlling influence over Tennessee Bank & Trust, because serving as the chairman of the board of a bank or even as chairman of a board committee is indicia of control for purposes of the BHCA. FRRS 4-820, 2011 WL 5508482, at *4. And Mr. Lawrence listed Mr. West of “The Lawrence Group” as a “cc” in his 2016 letter proposing to acquire 100% of CapStar, further suggesting that Mr. West exerts influence and control over Mr. Lawrence’s banking operations. Ex. 8 at Ex. 1.

Mr. West is also the very same person who has acted as spokesman for Mr. Lawrence and The Lawrence Group with respect to the CapStar investment, and who falsely told the Nashville press that Mr. Lawrence’s banking investments have been precleared by the Federal Reserve and do not violate any laws. Ex. 5 at 2; Ex. 6 at 1. Furthermore, after CapStar filed suit against Mr. Lawrence, it was Mr. West who revealed to the Nashville Business Journal that Mr. Lawrence had rushed to comply with the CBCA by filing his belated request with the Federal Reserve to “retain” control of his CapStar shares. See Ex. 6 at 1. Mr. West also speaks on behalf of Mr. Lawrence and The Lawrence Group regarding prospective investments, telling one publication, for example, “we will continue to look at investment opportunities in Nashville . . . [and] would be interested in owning more of CapStar.” Ex. 12 at 1. Finally, Mr. Lawrence has given Mr. West a power of attorney over his CapStar securities filings, including his Schedules 13D, leaving little doubt that Mr. West, and therefore The Lawrence Group, exerts substantial control and influence over Mr. Lawrence’s CapStar investment. Ex. 17. In other words, an employee of The Lawrence Group signs and certifies filings with the SEC for investments that Mr. Lawrence now contends in his notice are managed and overseen solely by himself in his individual capacity. And despite all of this, Mr. Lawrence’s CBCA application to the Federal Reserve makes no mention of either Mr. West or The Lawrence Group and makes no attempt to explain why The Lawrence Group should not be deemed a bank holding company. These inaccuracies and omissions provide yet another separate and independent reason that the Federal Reserve should reject Mr. Lawrence’s CBCA notice. 12 U.S.C. § 1817(j)(1) & (7) (providing that the Federal Reserve may reject a CBCA notice if the proposed acquiror fails to provide complete and accurate information to the Federal Reserve).

The record is clear that The Lawrence Group controls or, at a minimum, exercises a controlling influence over CapStar and at least six other banks. The Federal Reserve should accordingly reject Mr. Lawrence’s CBCA notice and require that The Lawrence Group apply to become a bank holding company. If the Federal Reserve were to turn a blind eye and approve Mr. Lawrence’s notice, it would be condoning a structure in which an individual is the nominal owner of a bank that is in turn managed and overseen by an unregulated entity that holds investments and engages in activities clearly impermissible for a bank holding company. Such an outcome would be contrary to the Policy Statement and would open the door to controlling

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November 20, 2017

investments in banks by industrial companies and private equity funds. Berkshire Hathaway, for example, could manage and oversee commercial banks as long as Warren Buffett, not the company, is the nominal shareholder of record. Similarly, private equity funds with substantial industrial holdings, such as KKR, Carlyle, Apollo and Warburg Pincus — which the Federal Reserve has consistently limited to noncontrolling minority investments in banks — could control them by exploiting the same loophole. That cannot be — nor is it — the law.

III.	Mr. Lawrence lacks the competence, experience, and integrity to control banks.

The Federal Reserve should likewise reject Mr. Lawrence’s CBCA notice because he lacks the “competence, experience, or integrity” to control banks. See 12 U.S.C. § 1817(j)(7).

First, the public record confirms Mr. Lawrence’s violation of the CBCA, which should not be rewarded by an after-the-fact rubber stamp of his belated and improper notice. In the notice, for example, Mr. Lawrence admits that “Board Staff asked [his] legal counsel to submit in writing answers to certain questions they had about his ownership and affiliated entities so that they could determine whether and when a Notice of Change in Bank Control should be filed” during the week of October 9, 2017. Ex. 4 at 3. But on October 16, 2017, in apparent disregard of the Federal Reserve’s request, Mr. Lawrence increased his stake in CapStar to 10.2% without filing a CBCA notice. Ex. 17. When alerted to his transgressions by the Federal Reserve and directed to provide the notice immediately, Mr. Lawrence maintained his illegal control position while he asked the Federal Reserve to retroactively bless his violation of the law. See Ex. 4.

Second, Mr. Lawrence’s public misrepresentations of his dealings with the Federal Reserve suggest that he lacks the competence, experience, or integrity to control CapStar. As noted above, Mr. Lawrence’s key deputy, Mr. West, has falsely assured the public and the media that Mr. Lawrence has violated no laws and that the regulators, including the Federal Reserve, preapproved his actions. Ex. 5 at 2; see Ex. 6 at 1. But Mr. Lawrence’s interactions with regulators suggest quite the opposite: The day after he illegally crossed the 10% threshold, the regulators told Mr. Lawrence to file the required CBCA notice, a directive that cannot be squared with their having preapproved Mr. Lawrence’s conduct. Ex. 4 at 3. Falsely claiming to have obtained the consent of federal regulators is itself a serious matter, and provides yet another separate and independent basis for rejecting Mr. Lawrence’s notice and issuing a cease-and-desist order barring further violations of the law.

Third, in addition to repeatedly violating federal banking laws, Mr. Lawrence continues to violate the federal securities laws. Regardless of whether such conduct is knowing or inadvertent, it further impugns Mr. Lawrence’s competence, experience, and integrity to control financial institutions. As detailed in CapStar’s complaint filed in the Middle District of Tennessee, Mr. Lawrence has filed a series of false and misleading Schedule 13Ds that misstate his intentions for CapStar and violate the Securities Exchange Act of 1934. See Exs. 2, 13-17.

Mr. Lawrence has coveted control of CapStar since it first declared its intention to become a public company in the summer of 2016. Days after CapStar filed the registration statement for its initial public offering with the SEC, Mr. Lawrence tried to derail the IPO by making an unsolicited offer to acquire the bank. Ex. 2 at ¶ 2. When that offer was rejected by CapStar’s board of directors, Mr. Lawrence approached two of CapStar’s largest stockholders to buy what would be, in aggregate, a 30% equity stake. Id. Those offers were also rebuffed. Id.

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November 20, 2017

This past August, Mr. Lawrence launched his third attempt to acquire CapStar by accumulating its stock through open market purchases, first disclosing a 6.2% position in the bank in a Schedule 13D filed with the SEC. Ex. 13 at 2. The federal securities laws governing Schedule 13D filings require investors who cross the 5% threshold to disclose their plans for the issuer. 15 U.S.C. § 78m(d). Item 4 of Schedule 13D, titled “Purpose of Transaction,” requires every reporting person or group to disclose any “plans or proposals” that would result in either “[t]he acquisition by any person of additional securities of the issuer,” “[a]ny change in the present board of directors or management of the issuer,” or any “extraordinary corporate transaction” involving the issuer, such as a change in control or merger. See 17 C.F.R. § 240.13d-101.

In his Schedule 13D disclosures, Mr. Lawrence assured investors that he has never had any plan to acquire control of CapStar or even to acquire additional CapStar shares. See Exs. 13-17. But those disclosures were and are false. Just two weeks after his initial Schedule 13D filing on August 11, 2017, for example, Mr. Lawrence announced that he had increased his stake from 6.2% to 7.2%. Ex. 14 at 2. And two weeks thereafter, Mr. Lawrence revealed that he had purchased another 1.0%, bringing his stake from 7.2% to 8.2%. Ex. 15 at 2. Yet again on October 4 and October 17, 2017, Mr. Lawrence announced that he had increased his position in CapStar by two additional 1.0% increments, taking his position in CapStar from 8.2% to 10.2% and thereby becoming a presumptive controller of the bank under the CBCA. Ex. 16 at 2; Ex. 17 at 2; see 12 C.F.R. § 225.41(c)(2).

After CapStar brought suit, the extent of Mr. Lawrence’s misstatements was revealed. During the week of October 9, just days after filing an amendment to his Schedule 13D claiming he had no plan to buy more CapStar stock, Mr. Lawrence told the Federal Reserve the exact opposite — that “he intended within the next few days to increase his ownership above 10%.” Ex. 4 at 3. And on October 17, Mr. Lawrence revealed that he had done just that, disclosing a 10.2% ownership stake in a Schedule 13D amendment, but continuing to disavow any intention to control CapStar or to purchase more of its stock in his Schedule 13D filings. Ex. 17 at 2. Ten days thereafter, in his notice to the Federal Reserve, Mr. Lawrence finally admitted his control intention, this time disclosing a plan to acquire up to 15% of CapStar. Ex. 4 at 2. Remarkably, however, none of this was disclosed in his Schedules 13D, as federal law requires. 15 U.S.C. § 78m(d); 17 C.F.R. § 240.13d-101. In fact, Mr. Lawrence has not filed any amendment to his Schedules 13D since October 17, meaning his securities law disclosures are bereft of any mention of a regulatory process, an application to “retain” his illegally acquired shares and to increase his control position to 15%. Ex. 4 at 2. To this day, then, Mr. Lawrence is certifying two very different stories to two different federal agencies. Both versions cannot be true. Such duplicity further confirms that Mr. Lawrence lacks the competence, experience, and integrity to control CapStar.

Fourth, as explained above, Mr. Lawrence has not disclosed to the Federal Reserve in his notice the existence of The Lawrence Group, the entity through which he controls his bank holding companies and banks, or Jason West, the chief lieutenant and employee of The

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Lawrence Group who oversees The Lawrence Group’s Tennessee banking activities. Ex. 4 at 2. There are substantial questions as to whether Mr. West has the requisite competence, experience and integrity necessary to manage and oversee a controlling investment in CapStar.

Fifth, concerns about Mr. Lawrence’s competence, experience, and integrity are amplified because Mr. Lawrence does not simply seek to be a passive shareholder — rather, as he has made clear, Mr. Lawrence intends to exercise active control of CapStar. In his CBCA notice, Mr. Lawrence admits just that, disclosing his plans to “engage in discussions with members of management and the board of directors of CapStar . . . regarding a variety of matters related to CapStar, which may include, among other things, CapStar’s business, management, capital structure and allocation, corporate governance, Board composition and strategic alternatives.” Ex. 4 at 3. In other words, Mr. Lawrence intends to wield significant influence and control over CapStar’s future. The Federal Reserve should not allow an individual that has misled regulators and repeatedly violated the law to control CapStar.

*    *    *

For these reasons, the Federal Reserve should reject Mr. Lawrence’s filing, direct Mr. Lawrence to immediately divest his illegally acquired CapStar shares, issue a cease-and-desist order against Mr. Lawrence and order that he pay civil monetary penalties for his willful violations of the banking laws.

Sincerely,

/s/ Richard K. Kim

Richard K. Kim

cc:	The Honorable Greg Gonzales

Commissioner

Tennessee Department of Financial Institutions

Ms. Kathryn Haney

Director of Applications

Federal Reserve Bank of Atlanta

Mark E. Van Der Weide, Esq.

Richard M. Ashton, Esq.

Jeffrey Viscomi, Esq.

Board of Governors of the Federal Reserve System

The Board of Directors

CapStar Financial Holdings, Inc.